Exhibit 21.1

Jurisdiction of Incorporation
Altra Industrial Motion Corp.,	Delaware
- Altra Guardian LLC,	Delaware
- Guardian Ind., Inc.	Indiana
- Nuttall Gear LLC,	Delaware
- Ameridrives International, LLC,	Delaware
- Formsprag LLC,	Delaware
- Warner Electric LLC,	Delaware
- Warner Electric Technology LLC,	Delaware
- Svendborg Brakes USA, LLC	Delaware
- Boston Gear LLC,	Delaware
- Bauer Gear Motor LLC,	Delaware
- Inertia Dynamics, LLC,	Delaware
- Kilian Manufacturing Corporation,	Delaware
- Kilian Canada ULC,	Canada
- TB Wood’s Corporation,	Delaware
- TB Wood’s Incorporated,	Pennsylvania
- T.B. Wood’s Canada Ltd.,	Canada
- Industrial Blaju, S.A. de C.V.,	Mexico
- Warner Electric International Holding, Inc.,	Delaware
- Altra Industrial Motion Netherlands C.V.,	Netherlands
- Altra Industrial Motion Netherlands B.V.,	Netherlands
- Warner Electric Group GmbH,	Germany
- Stieber GmbH,	Germany
- Warner Electric (Neth) Holding B.V.,	Netherlands
- Altra Industrial Motion Australia Pty. Ltd.,	Australia
- Altra Industrial Motion Hong Kong Limited	Hong Kong
- Altra Industrial Motion (ShenZhen) Co., Ltd.,	China
- Altra Industrial Motion Singapore Pte. Ltd.	Singapore
- Altra Industrial Motion Taiwan Ltd.	Taiwan
- Warner Electric (Thailand) Ltd.,	Thailand

- Warner Electric UK Group Ltd.,	United Kingdom
- Warner Electric UK Holding, Ltd.,	United Kingdom
- Wichita Company Ltd.,	United Kingdom
- Hay Hall Holdings Ltd.,	United Kingdom
- The Hay Hall Group Ltd.,	United Kingdom
- Matrix International Ltd.,	United Kingdom
- Matrix International GmbH,	Germany
- Bibby Group Ltd.,	United Kingdom
- Bibby Transmissions Ltd.,	United Kingdom
- Bibby Turboflex (SA) (Pty.) Ltd.,	South Africa
- Turboflex Ltd.,	United Kingdom
- Torsiflex Ltd.,	United Kingdom
- Huco Power Transmission Ltd.,	United Kingdom
- Huco Engineering Industries Ltd.,	United Kingdom
- Dynatork Air Motors Ltd.,	United Kingdom
- Dynatork Ltd.,	United Kingdom
- Twiflex Ltd.,	United Kingdom
- Saftek Ltd.,	United Kingdom
- Bauer Gear Motor Limited,	United Kingdom
- Bauer Gear Motor GmbH,	Germany
- Bauer Gear Motor Europe GmbH,	Germany
- Bauer Gear Motor Slovakia s.r.o.,	Germany
- Bauer Gear Motor Finland Oy Ab,	Finland
- Altra Industrial Motion Russia OOO,	Russia
- Altra Industrial Motion Ukraine TOV,	Ukraine
- Altra Industrial Motion (Changzhou) Co., Ltd.	China
- Warner Electric (Holding) SAS,	France
- Warner Electric Europe SAS,	France
- Lamiflex do Brasil Equipamentos Industriais S.A.,	Brazil
- Altra Industrial Motion Denmark ApS,	Denmark
- S.B. Patent Holding ApS,	Denmark
- Svendborg Brake ApS,	Denmark
- Svendborg Brakes Espana S.A.,	Spain

- Svendborg South Africa Pty. Ltd.,	South Africa
- Svendborg Brakes Australia Pty. Ltd.,	Australia
- Svendborg Brakes Korea Co. Ltd.,	Korea
- Svendborg Brakes Chile Ltd.,	Chile
- Svendborg Brakes India Ltd.,	India
- Svendborg Brakes Shanghai Co. Ltd.,	China
- Svendborg Brakes Trading (Shanghai) Co. Ltd.,	China